UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2020

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN	000-18415	38-2830092
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 5, 2020, Isabella Bank Corporation (the "Corporation") held its 2020 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposal is described in the Corporation's Proxy Statement filed with the SEC on March 27, 2020. The certified results of the shareholder vote are as follows:
Proposal 1 - Election of Directors
The following individuals were elected to serve as directors to hold office until the 2023 Annual Meeting of Shareholders.

Nominee	For	Against	Abstain	Broker Non-Votes
Dr. Jeffrey J. Barnes	3,859,241	65,284	66,614	1,045,461
G. Charles Hubscher	3,852,431	108,118	30,590	1,045,461
David J. Maness	3,876,876	76,904	37,359	1,045,461
Vicki L. Rupp	3,830,518	81,913	78,708	1,045,461
Proposal 2 - Advisory Vote on Executive Compensation
The Corporation’s shareholders approved by non-binding advisory vote the compensation paid to the Corporation’s named executive officers, as set forth below.

For	Against	Abstain	Broker Non-Votes
3,488,199	293,724	209,216	1,045,461

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	May 7, 2020	By:	/s/ Jae A. Evans
Jae A. Evans, President & CEO